UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina		27615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Offering of $240 million of 8.875% Senior Unsecured Notes due 2018

On May 26, 2011, Xerium Technologies, Inc. (the “Company”) completed a private placement of $240 million aggregate principal amount of 8.875% senior unsecured notes due 2018 (the “Notes”). The Notes are governed by an Indenture, dated as of May 26, 2011 (the “Indenture”), among the Company, the Guarantors (defined below), and U.S. Bank National Association, as trustee. The Notes are guaranteed on a senior unsecured basis by all of the Company’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantors”). Pursuant to the terms of a purchase agreement between the Company and the initial purchasers (the “Initial Purchasers”), the Notes were sold in a private offering to the Initial Purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The purchase agreement contained customary representations, warranties, covenants, conditions to closing, indemnification obligations and termination provisions. The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction.

Interest on the Notes is payable semiannually in cash in arrears on June 15 and December 15 of each year, commencing on December 15, 2011. The Notes are the Company’s senior unsecured obligations. They rank equal in right of payment with the Company’s existing and future senior indebtedness and senior in right of payment to any of the Company’s existing and future subordinated indebtedness. The Notes are effectively subordinated to all of the Company’s secured debt, including the New Credit Facility (defined below) and related guarantees, to the extent of the value of the assets securing such debt and structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

At any time prior to June 15, 2014, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.

On and after June 14, 2014, the Company may redeem the Notes, in whole or in part, at specified redemption prices ranging from 100% to 106.656% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption.

In addition, at any time prior to June 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Notes together with any additional Notes issued under the Indenture with the net cash proceeds of certain equity offerings at a redemption price of 108.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of redemption.

If a change of control of the Company occurs, it must give holders of the Notes an opportunity to sell their Notes to the Company at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date, subject to certain conditions.

The Indenture contains covenants that, subject to exception, restrict the Company’s ability and the ability of certain of its subsidiaries to, among other things:

•	incur or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions to stockholders;

•	purchase or redeem capital stock or subordinated indebtedness;

•	make certain investments;

•	create liens;

•	incur restrictions on the ability of the Company’s subsidiaries to make dividends or make other payments to the Company;

•	sell assets;

•	consolidate or merge with or into other companies or transfer all or substantially all of its assets; and

•	engage in transactions with affiliates.

In connection with the sale of the Notes, the Company and the Guarantors entered into a registration rights agreement, dated May 26, 2011 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, the Company and the Guarantors agreed to use their reasonable best efforts to register notes having substantially identical terms as the Notes with the U.S. Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. The Company and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement declared effective on or prior to the date that is 270 days after the issue date of the Notes. Under certain circumstances, the Company will be required to file a shelf registration statement for the resale of the Notes and use its reasonable best efforts to have the shelf registration statement declared effective, within a specified time period.

New Credit Facility

Overview

On May 26, 2011, the Company entered into a Credit and Guaranty Agreement (the “New Credit Facility”) among the Company, certain direct and indirect subsidiaries of the Company, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Jefferies Finance LLC, as joint lead arranger and joint bookrunner and as syndication agent, CitiBank, N.A., as administrative agent (the “Administrative Agent”), Citicorp North America, Inc., as collateral agent (the “Collateral Agent”), and the other banks party thereto. The New Credit Facility provides for:

•

a six-year $125.0 million senior secured term loan facility, borrowed by the Company, the proceeds of which will be used to refinance certain of the Company’s existing indebtedness (the “U.S. Term Loan”);

•

a six-year €87.0 million senior secured term loan facility, borrowed by Xerium Technologies Limited, a wholly-owned indirect subsidiary of the Company organized under the laws of England and Wales, the proceeds of which will be used to refinance certain of the Company’s existing indebtedness (the “Euro Term Loan” and together with the U.S. Term Loan, the “Term Loans”);

•

a five-year $30.0 million senior secured revolving credit facility, available to the Company, and an uncommitted incremental amount of $10 million, the proceeds of which will be used for working capital and general corporate purposes and include sublimits available for letters of credit (the “Revolving Facility”); and

•

an uncommitted incremental credit facility (the “Incremental Facility”) allowing for increases under the Revolving Facility and Term Loans with the same terms, and borrowing of new tranches of term loans, up to an aggregate principal amount not to exceed the greater of (i) $100.0 million and (ii) the Company’s Adjusted EBITDA over the prior 12-month period, provided that increases under the Revolving Facility shall not exceed $35.0 million.

Prepayments

The loans under the New Credit Facility will be required to be permanently repaid with:

•	100% of the net cash proceeds of asset sales and dispositions, subject to certain exceptions;

•	100% of the net cash proceeds of issuances of certain debt obligations, subject to certain exceptions;

•	50% of the Company’s annual Excess Cash Flow (as defined in the New Credit Facility) subject to certain adjustments based on the Company’s Leverage Ratio (as defined in the New Credit Facility); and

•	100% of net insurance proceeds, subject to certain exceptions.

The New Credit Facility will require the Company to make annual amortization payments (payable in quarterly installments) equal to 1% per annum with respect to the Term Loans with the remaining amount due at final maturity. Voluntary prepayments and commitment reductions will be permitted, in whole or in part, subject to minimum prepayment or reduction requirements; provided that prepayments made prior to the one-year anniversary of the closing date of the New Credit Facility for the purpose of repricing or effectively repricing the term loan facilities must include a 1.0% prepayment premium; provided, further, that voluntary prepayments of loans bearing interest at the LIBOR (as defined below) rate or the Euribor (as defined below) rate on a date other than the last day of the relevant interest period will be subject to the payment of customary breakage costs.

Interest Rates and Fees

The interest rates under the U.S. Term Loan and the Revolving Facility will be calculated, at the Company’s option, at either the base rate or the London Interbank Offered Rate (“LIBOR”), plus a margin of 3.25% and 4.25%, respectively. The interest rate under the Euro Term Loan will be calculated at the Euro Interbank Offered Rate (“Euribor”), plus a margin of 4.25%. Each of the base rate, LIBOR and Euribor shall be subject to a minimum of 2.25%, 1.25% and 1.25%, respectively.

The Company may elect interest periods of 1, 2, 3 or 6 months for loans bearing interest at the LIBOR rate or Euribor rate, and interest will be payable at the end of each interest period but, in any event, at least every 3 months for interest periods longer than 3 months. With respect to loans bearing interest at the base rate, interest will be payable quarterly on each date that is 3 months, or an integral multiple thereof, after the closing date of the New Credit Facility, or if any such date is not a business day then the next succeeding business day unless such day falls in the following calendar month, in which case such payment shall be made on the immediately preceding business day. The calculation of interest for loans bearing interest at the LIBOR rate or Euribor rate will be on the basis of actual number of days elapsed in a year of 360 days. The calculation of interest for base rate loans will be on the basis of 365 or 366 days, as the case may be, and in some circumstances, 360 days.

For each letter of credit the Company issues, it will be required to pay (i) a fee equal to the margin over the LIBOR rate for the Revolving Facility from time to time in effect plus, (ii) a per annum fronting fee on the aggregate outstanding stated amounts of such letters of credit plus, (iii) customary administrative charges. The Company will also be required to pay a commitment fee on the unutilized portion of the Revolving Facility.

Collateral and Guarantees

The obligations under the New Credit Facility will be guaranteed by all of the Company’s existing and future direct and indirect subsidiaries that are organized in the United States (subject to certain exceptions in the case of immaterial subsidiaries and joint ventures) and certain of its direct and indirect foreign subsidiaries, provided that non-U.S. guarantors will only be liable for obligations of Xerium Technologies Limited and certain other non-U.S. guarantors. The loans will be secured by a first-priority perfected security interest in substantially all of the assets of the Company, Xerium Technologies Limited and such subsidiary guarantors (collectively, the “Loan Parties”), in each case, now owned or later acquired, subject to certain exceptions and legal and tax considerations and requirements, including that only 66% of the voting capital stock of the domestic Loan Parties’ “first-tier” non-U.S. subsidiaries is required to be pledged in respect of the obligations of the Company and the U.S. guarantors under the New Credit Facility.

Covenants

The New Credit Facility will contain certain customary covenants that, subject to exceptions, restrict the Company’s ability to, among other things:

•	declare dividends or redeem or repurchase equity interests;

•	prepay, redeem or purchase debt;

•	incur liens and engage in sale-leaseback transactions;

•	make loans and investments;

•	incur additional indebtedness;

•	amend or otherwise alter debt and other material agreements;

•	make capital expenditures;

•	engage in mergers, acquisitions and asset sales;

•	transact with affiliates; and

•	engage in businesses that are not related to the Company’s existing business.

The New Credit Facility also includes specified financial covenants, requiring the Company to maintain certain consolidated leverage and interest coverage ratios and limiting its ability to make capital expenditures in excess of specified amounts.

The New Credit Facility contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), material judgments, actual or asserted failures of any guarantee or security document supporting the New Credit Facility to be in full force and effect and a change of control. If an event of default occurs, the lenders under the New Credit Facility would be entitled to take various enforcement actions, including acceleration of amounts due under the New Credit Facility and all actions permitted to be taken by a secured creditor.

Use of Proceeds

The Company used the net proceeds of the offering of the Notes, together with borrowings under the New Credit Facility and cash on hand, to refinance all of its outstanding indebtedness under its previously existing credit facilities.

The foregoing descriptions of the Indenture, the Registration Rights Agreement and the New Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the Registration Rights Agreement and the New Credit Facility, which are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 8.01	Other Events

On May 26, 2011, the Company issued a press release announcing the closing of its refinancing transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
4.1	Indenture among the Company, the guarantor parties thereto and U.S. Bank National Association as trustee, dated May 26, 2011.

4.2	Form of 8.875% Senior Notes due 2018 (included in Exhibit 4.1).

10.1	Registration Rights Agreement among the Company, the guarantor parties thereto and the Initial Purchasers, dated May 26, 2011.

10.2	New Credit Facility among the Company, certain direct and indirect subsidiaries of the Company, and certain financial institutions, dated May 26, 2011.

99.1	Press Release of the Company dated May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: June 2, 2011	By:	/s/ Cliff Pietrafitta
	Name:	Cliff Pietrafitta
	Title:	Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture among the Company, the guarantor parties thereto and U.S. Bank National Association as trustee, dated May 26, 2011.

4.2	Form of 8.875% Senior Notes due 2018 (included in Exhibit 4.1).

10.1	Registration Rights Agreement among the Company, the guarantor parties thereto and the Initial Purchasers, dated May 26, 2011.

10.2	New Credit Facility among the Company, certain direct and indirect subsidiaries of the Company, and certain financial institutions, dated May 26, 2011.

99.1	Press Release of the Company dated May 26, 2011.